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                                                                   Exhibit 10.62

                                                                  EXECUTION COPY

                           RECEIVABLES SALE AGREEMENT

                           Dated as of January 8, 2002

                                  by and among

                            THE ENTITIES PARTY HERETO
                        FROM TIME TO TIME AS ORIGINATORS

                                       and

                        EAGLE-PICHER FUNDING CORPORATION.









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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS AND INTERPRETATION.........................................................................1

     Section 1.01.  Definitions...................................................................................1
     Section 1.02.  Rules of Construction.........................................................................1

ARTICLE II  TRANSFERS OF RECEIVABLES..............................................................................1

     Section 2.01.  Agreement to Transfer.........................................................................1
     Section 2.02.  Grant of Security Interest....................................................................3
     Section 2.03.  Joint and Severable Obligations...............................................................3

ARTICLE III  CONDITIONS PRECEDENT.................................................................................3

     Section 3.01.  Conditions to Initial Transfer................................................................3
     Section 3.02.  Conditions to all Transfers...................................................................4

ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................................5

     Section 4.01.  Representations and Warranties of the Originators.............................................5
     Section 4.02.  Affirmative Covenants of the Originators.....................................................12
     Section 4.03.  Negative Covenants of the Originators........................................................19
     Section 4.04.  Breach of Representations, Warranties or Covenants...........................................22

ARTICLE V  INDEMNIFICATION.......................................................................................22

     Section 5.01.  Indemnification..............................................................................22

ARTICLE VI  INTENTIONALLY-OMITTED................................................................................25


ARTICLE VII  COLLATERAL SECURITY.................................................................................25

     Section 7.01.  Security Interest............................................................................25
     Section 7.02.  Other Collateral; Rights in Receivables......................................................26
     Section 7.03.  Delivery of Collateral.......................................................................26
     Section 7.04.  Originators Remain Liable....................................................................26

ARTICLE VIII  MISCELLANEOUS......................................................................................27

     Section 8.01.  Notices......................................................................................27
     Section 8.02.  No Waiver; Remedies..........................................................................28
     Section 8.03.  Successors and Assigns.......................................................................28
     Section 8.04.  Termination; Survival of Obligations.........................................................29
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
     Section 8.05.  Complete Agreement; Modification of Agreement................................................29
     Section 8.06.  Amendments and Waivers.......................................................................29
     Section 8.07.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.................................30
     Section 8.08.  Counterparts.................................................................................31
     Section 8.09.  Severability.................................................................................31
     Section 8.10.  Section Titles...............................................................................32
     Section 8.11.  No Setoff....................................................................................32
     Section 8.12.  Confidentiality..............................................................................32
     Section 8.13.  Further Assurances...........................................................................33
     Section 8.14.  Fees and Expenses............................................................................33


                               INDEX OF APPENDICES

Exhibit 2.01(a)   Form of Receivables Assignment
Schedule  4.01(a) Jurisdictions of Organization
Schedule  4.01(b) Executive Offices; Collateral Locations; Corporate, Legal
                  or Other Names; Organizational Identification Number/FEIN
Schedule  4.01(d) Litigation
Schedule  4.01(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock, Debt
Schedule  4.01(i) Tax Matters
Schedule  4.01(j) Intellectual Property
Schedule  4.01(m) ERISA
Schedule  4.01(t) Deposit and Disbursement Accounts
Schedule  4.02(g) Corporate or Legal and Trade Names
Schedule  4.03(b) Existing Liens

Annex X           Definitions
Annex Y           Schedule of Documents

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                  THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT") is entered into as of January 8, 2002, by and among EAGLE-PICHER FUNDING CORPORATION, a Delaware corporation (the "BUYER"), as buyer hereunder, and each of the entities listed on the signature pages hereto as an "Originator" (each, an "ORIGINATOR") as a seller hereunder.

                                    RECITALS

                  A. Each Originator intends to sell, and the Buyer intends to purchase, certain Receivables originated by such Originator, from time to time, as described herein.

                  B. The Buyer has been formed for the sole purpose of purchasing and reselling to the Purchasers all Receivables originated by the Parent and each other Originator.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     Section 1.01. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in ANNEX X. Section 1.02. RULES OF CONSTRUCTION. For purposes of this Agreement, the rules of construction set forth in ANNEX X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                   ARTICLE II
                            TRANSFERS OF RECEIVABLES

     Section 2.01. AGREEMENT TO TRANSFER.

     (a) RECEIVABLES TRANSFERS. Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the extent specifically provided herein) to Buyer on the Closing Date and on each Business Day thereafter (each such date, a "TRANSFER DATE") all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase all such Receivables on each such Transfer Date (each such sale and purchase, a "TRANSFER"). All Transfers by an Originator to the Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of EXHIBIT 2.01(a) (each, a "RECEIVABLES ASSIGNMENT," and collectively, the "RECEIVABLES ASSIGNMENTS"), and each Originator and Buyer shall execute and deliver a Receivables Assignment on or before the Closing Date.

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     (b) DETERMINATION OF TRANSFERRED RECEIVABLES. On and as of each Transfer
Date, all Receivables owned by each Originator and not previously acquired by Buyer shall be identified for sale to Buyer (each such Receivable identified for sale, individually, a "TRANSFERRED RECEIVABLE" and, collectively, the "TRANSFERRED RECEIVABLES"). The Transferred Receivables will be identified by reference to the General Trial Balance of each Originator.

     (c) PAYMENT OF PURCHASE PRICE. (i) In consideration for each Sale of Transferred Receivables hereunder, Buyer shall pay to the Originator thereof the Sale Price therefor in Dollars in a combination of (A) immediately available funds on the Transfer Date therefore in an amount equal to the cash available to Buyer for the payment thereof and (B) payment of the remaining portion of such Sale Price (the "DEFERRED PURCHASE PRICE") after such Transfer Date in accordance with the provisions of this SECTION 2.01(c). All such payments by Buyer under this SECTION 2.01(c) shall be effected by means of a wire or intrabank transfer on the day when due to such account or accounts as the Originators may designate.

          (ii) Each Originator agrees to accept the portion of the Sale Price for each Sale of Transferred Receivables hereunder in excess of the Buyer's then-available cash in accordance with the following provisions, and agrees that no interest shall accrue on the unpaid portion of any such Deferred Purchase Price. The Buyer agrees to pay in full, in immediately available funds, the Deferred Purchase Price with respect to each Sale hereunder within 90 days after the Transfer Date for such Sale and agrees that such Deferred Purchase Price shall be paid regardless of whether or not the Obligor under any applicable Receivable pays such Receivable. Each Originator and the Buyer agree that payment of the Deferred Purchase Price shall be made by Buyer only from amounts available to the Buyer pursuant to Sections 6.03(c), 6.04(a)(iv) and 6.05(g) of the Purchase Agreement. At any time on and after the ninetieth day following the Closing Date, the aggregate outstanding Deferred Purchase Price owed by the Buyer may not exceed the Maximum Deferred Purchase Price for more than five (5) consecutive Business Days.

          (iii) Each of the Originators and Buyer acknowledge and agree that the arrangements hereunder with respect to the Deferred Purchase Price component of each Sale hereunder are provided as a convenience to the Buyer and are not intended to derogate from the expressed intention of the parties hereto regarding the characterization of Sales hereunder as true sales occurring on the applicable Transfer Date for each such Sale.

     (d) OWNERSHIP OF TRANSFERRED RECEIVABLES. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

     (e) RECONSTRUCTION OF GENERAL TRIAL BALANCE. If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance


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so that a determination of the Transferred Receivables can be made pursuant to
SECTION 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all Contracts and Records.

     (f) SERVICING OF RECEIVABLES. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02 of the Purchase Agreement, the Servicer and each Sub-Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Purchase Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Invoices and other documents and incidents (other than Contracts) relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Purchase Agreement.

     Section 2.02. GRANT OF SECURITY INTEREST. The parties hereto intend that each Transfer shall constitute a purchase and sale and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under SECTION 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that each Originator shall be deemed to have granted, and each Originator does hereby grant, to the Buyer a continuing security interest in all of such Originator's right, title and interest in, to and under the Transferred Receivables and the Originator Collateral whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to the Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security, the repayment of a loan deemed to have been made by the Buyer in the amount of the Sale Price with respect thereto and which secures the Buyer's right to receive all Collections of the Transferred Receivables as otherwise contemplated under this Agreement).

     Section 2.03. JOINT AND SEVERABLE OBLIGATIONS. Each Originator hereby agrees that each agreement, representation, warranty, covenant and obligation of any Originator hereunder shall be the joint and several liability of each Originator hereunder and each Originator hereby agrees that, promptly upon the demand of the Buyer or any assignee of Buyer (including the Administrative Agent or any Purchaser) it will fully perform each agreement, covenant and obligation of each other Originator party hereto.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

Section 3.01. CONDITIONS TO INITIAL TRANSFER. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of Buyer and the Administrative Agent):


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     (a) THIS AGREEMENT; INFORMATION; OTHER DOCUMENTS. This Agreement or
counterparts hereof shall have been duly executed by, and delivered to, each Originator and Buyer, and Buyer shall have received such information, documents, instruments, and agreements as Buyer shall request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and legal opinions identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

     (b) GOVERNMENTAL APPROVALS. Buyer shall have received (i) satisfactory evidence that the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from each Originator in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

(c) COMPLIANCE WITH LAWS. Each Originator shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including, without limitation, those specifically referenced in SECTION 4.02(f) except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (d) PAYMENT OF FEES AND TAXES. Each Originator and each Domestic Subsidiary of each Originator shall have paid all fees required to be paid by it on the Closing Date, including all fees, costs and expenses required hereunder or required to be paid by it in connection with closing the transactions contemplated hereunder and under the other Related Documents. Each Originator and each Domestic Subsidiary of each Originator shall have paid all taxes, including without limitation any stamp duty which may be imposed as a result of the transactions contemplated by this Agreement and the Related Documents.

     (e) PURCHASE AGREEMENT CONDITIONS. Each of those conditions precedent set forth in SECTIONS 3.01 and 3.02 of the Purchase Agreement shall have been satisfied or waived in writing as provided therein.

     Section 3.02. CONDITIONS TO ALL TRANSFERS. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

     (a) the representations and warranties of each Originator contained herein or in any other Related Document (including, in the case of the Parent, in its role as Servicer) shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;


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     (b) (i) the Administrative Agent shall not have declared the Facility
Termination Date to have occurred after the occurrence of a Termination Event and (ii) the Facility Termination Date shall not have occurred automatically, in either event in accordance with Section 9.01 of the Purchase Agreement;

     (c) each Originator and each other Domestic Subsidiary of the Parent shall be in compliance with each of its covenants and other agreements set forth herein or in any Related Document and applicable to such Person (including, in the case of the Parent, in its role as Servicer); and

     (d) each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may request.

The acceptance by any Originator of the Sale Price for any Transferred Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions in this SECTION 3.02 have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 4.01. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS. To induce Buyer to purchase the Transferred Receivables, each Originator makes the following representations and warranties to Buyer as of the Closing Date and, except to the extent provided otherwise below, as of each Transfer Date, each and all of which shall survive the execution and delivery of this Agreement.

     (a) LEGAL EXISTENCE; COMPLIANCE WITH LAW. Each Originator (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth on
SCHEDULE 4.01(a) hereto (which is such Originator's only state of organization);
(ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect; (iii) has the requisite corporate or limited liability company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material Adverse Effect; (v) is in compliance with its charter, bylaws, limited liability company agreement and other organizational documents, as applicable; and (vi) subject to specific representations set forth herein regarding


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ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (b) EXECUTIVE OFFICES; COLLATERAL LOCATIONS; CORPORATE, LEGAL OR OTHER NAMES; FEIN. As of the Closing Date, the current location of each Originator's chief executive office, principal place of business, other offices, the warehouses and premises within which any Originator Collateral is stored or located, and the locations of its records concerning the Originator Collateral are set forth in SCHEDULE 4.01(b) and none of such locations have changed within the past 12 months. During the prior five years, except as set forth in SCHEDULE 4.01(B), no Originator has been known as or used any corporate, legal, fictitious or trade name. In addition, SCHEDULE 4.01(b) lists the organizational identification number issued by each Originator's state of organization or states that no such number has been issued and lists the federal employer identification number of each Originator.

     (c) CORPORATE OR LIMITED LIABILITY COMPANY POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Originator of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein: (i) are within such Person's corporate or limited liability company power; (ii) have been duly authorized by all necessary or proper corporate and shareholder or limited liability company action; (iii) do not contravene any provision of such Person's charter, bylaws, limited liability company agreement or other organizational documents, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided SECTION 3.01(b) and, with respect solely to the Transfer of Governmental Receivables, which are not Eligible Receivables, notices or consents not given or obtained under applicable Assignment of Government Claims Laws. The exercise by Buyer of any of its rights and remedies under any Related Document to which it is a party, does not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by the Buyer, and subject to the Bankruptcy Code), except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in
SECTION 3.01(b) and, with respect solely to the Transfer of Governmental Receivables, which are not Eligible Receivables, notices or consents not given or obtained under applicable Assignment or Government Claims Laws. On or prior to the Closing Date, each of the Related Documents shall have been duly executed and delivered by each Originator that is a party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of such Originator enforceable against it in accordance with its terms.


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     (d) NO LITIGATION. No Litigation is now pending or, to the knowledge of any
Originator, threatened against any Originator (or any Domestic Subsidiary of any Originator) that (i) challenges any Originator's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase, contribution or pledge of any Receivable or Originator Collateral or the consummation of any of the transactions contemplated under this Agreement or the other Related
Documents or (iii) has a reasonable risk of being determined adversely to any Originator (or any Domestic Subsidiary of any Originator) and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct by, any Originator (or any Domestic Subsidiary of any Originator).

     (e) SOLVENCY. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Originator is and will be Solvent. No event of the type described in
SECTION 9.01(c) of the Purchase Agreement has been commenced or threatened against any Originator.

     (f) MATERIAL ADVERSE EFFECT. Between September 30, 2001 and the Closing Date, (i) no Originator has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any Originator or has become binding upon any Originator's assets and no law or regulation applicable to any Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (iii) no Originator is in default and no third party is in default under any material contract, lease or other agreement or instrument to which any Originator is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between September 30, 2001, and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

     (g) OWNERSHIP OF RECEIVABLES; LIENS. Each Originator owns each Receivable originated or acquired by it free and clear of any Adverse Claim (other than Permitted Seller Encumbrances) and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Closing Date, none of the properties and assets of any Originator are subject to any Adverse Claims other than Permitted Originator Encumbrances, and there are no facts, circumstances or conditions known to any Originator that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Originator Encumbrances. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator's right, title and interest in and to the Receivables originated by it, the Originator Collateral attributable to it, and its other properties and assets. Each Originator has rights in and the power to transfer the Receivables. Each Originator has rights in and the power to transfer each item of the Originator Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Originator Encumbrances. The Liens granted to Buyer pursuant to SECTION 7.01 will at all times be fully perfected first priority Liens in and to the Originator Collateral, subject only to Permitted Originator Encumbrances.

     (h) VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND DEBT. Except as set forth in SCHEDULE 4.01(h), no Originator has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Originator is owned, directly or indirectly, by the Parent. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Originator may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Debt of each Originator as of the Closing Date is described in SCHEDULE 4.01(h).

     (i) TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Originator and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with SECTION 4.02(l). Proper and accurate amounts have been withheld by each Originator (and each such Affiliate) from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 4.01(i) sets forth as of the Closing Date (i) those taxable years for which any Originator's (or such Affiliate's) tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on SCHEDULE 4.01(i), as of the Closing Date, no Originator (or such Affiliate) has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. None of the Originators, such Affiliates and their respective predecessors are liable for any charges: (A) under any agreement (including any tax sharing agreements) or
(B) to the best of each Originator's (and each such Affiliate's) knowledge, as a transferee. As of the Closing Date, no Originator (or such Affiliate) has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

     (j) INTELLECTUAL PROPERTY. As of the Closing Date, each Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person, except to the extent such infringement or interference could not reasonably be expected to have a


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Material Adverse Effect. As of the Closing Date, except as set forth in SCHEDULE
4.01(j), no Originator is aware of any infringement or claim of infringement by others of any intellectual property of any Originator.

     (k) FULL DISCLOSURE. As of the dates specified therein (or, if no such dates are specified, as of the date furnished or delivered), (i) all information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of any Originator to Buyer, any Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and (ii) none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of any Originator to Buyer, any Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents (including any such statement furnished by an Originator in its capacity as a Servicer or Sub-Servicer), is misleading as a result of the failure to include therein a material fact.

     (l) NOTICES TO OBLIGORS. Each Originator has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Transferred Receivables for deposit in a Lockbox or Lockbox Account.

     (m) ERISA.

          (i) SCHEDULE 4.01(m) lists all Plans as of the Closing Date and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under
     Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Except as otherwise provided in SCHEDULE 4.01(m), (x) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) no Originator or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan and (z) no Originator or ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan that would subject any Originator to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

          (ii) Except as set forth in SCHEDULE 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in
     Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of any Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) no Originator or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan;

     (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Originator or ERISA Affiliate; (F) Stock of all Originators and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

     (n) BROKERS. No broker or finder acting on behalf of any Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Originator has any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

     (o) MARGIN REGULATIONS. No Originator is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No portion of the proceeds the Sale Price for any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Originator will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board applicable to such Originator.

     (p) NONAPPLICABILITY OF BULK SALES LAWS. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

     (q) SECURITIES ACT AND INVESTMENT COMPANY ACT EXEMPTIONS. Each purchase of Transferred Receivables under this Agreement constitutes (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act and
(ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

     (r) GOVERNMENT REGULATION. No Originator is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. No Originator is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document. The purchase or acquisition of the Transferred

Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     (s) BOOKS AND RECORDS; MINUTES. Each Originator maintains (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or analogous governing body).

     (t) DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 4.01(t) lists all banks and other financial institutions at which any Originator maintains a deposit account established for the receipt of collections on accounts receivable as of the Closing Date, including any Lockbox Accounts and the Concentration Account (including a notation as to whether any such account receives or has received collections of Excluded Receivables), and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case as of the Closing Date.

     (u) REPRESENTATIONS AND WARRANTIES IN OTHER RELATED DOCUMENTS. Each of the representations and warranties of each Originator contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Originator hereby makes each such representation and warranty to, and for the benefit of, the Buyer, the Purchasers and the Administrative Agent as if the same were set forth in full herein, and each Originator consents to the assignment of Buyer's rights with respect thereto to the Purchasers and the Administrative Agent (and their successors and assigns) as contemplated in
SECTION 4.02(e).


     (v) RECEIVABLES. With respect to each Transferred Receivable designated as an Eligible Receivable in any Investment Base Certificate delivered on or after the Transfer Date of such Transferred Receivable:

          (i) such Transferred Receivable satisfies the criteria for an Eligible Receivable;

          (ii) prior to its Sale to Buyer such Transferred Receivable was owned by the Originator thereof free and clear of any Adverse Claim (other than Permitted Seller Encumbrances), and such Originator had the full right, power and authority to sell, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Sale, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Transferred Receivable, free and clear of any Adverse Claim and, following such Transfer, such Transferred Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

          (iii) the Transfer of each such Transferred Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator in respect thereof constitutes, as applicable, a valid sale, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Transferred Receivable; and

          (iv) the Originator of such Transferred Receivable has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Transferred Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

The representations and warranties described in this SECTION 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

     Section 4.02. AFFIRMATIVE COVENANTS OF THE ORIGINATORS. Each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Closing Date and until the Termination
Date:

     (a) OFFICES AND RECORDS. Each Originator shall maintain its principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in SCHEDULE 4.01(b) or, upon 30 days' prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Purchaser or the Administrative Agent pursuant to SECTION 8.13 shall have been taken with respect to the Transferred Receivables. Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. Each Originator will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records relating to the Transferred Receivables with the legend set forth in Section 7.07(a) of the Purchase Agreement and (B) segregate (from all other receivables then owned or being serviced by such Originator) all Invoices relating to each Transferred Receivable.

     (b) ACCESS. Each Originator shall, during normal business hours, from time to time upon one Business Day's prior notice and as frequently as Buyer, the Servicer or the Administrative Agent determines to be appropriate: (i) subject to compliance with such Originator's insurance, safety and security requirements, provide Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Originator, each Originator's Domestic Subsidiaries and to the

Originator Collateral, (ii) permit Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from such Originator's books and records, including all Records maintained by such Originator, (iii) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables and other Originator Collateral of any Originator, and (iv) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters (other than legally privileged information) relating to the Transferred Receivables or such Originator's performance under this Agreement or the affairs, finances and accounts of such Originator or its Domestic Subsidiaries with any of such Person's officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event has occurred or is imminent or deems any Purchaser's rights or interests in the Transferred Receivables or the Seller Collateral insecure, each such Originator shall provide such access at all times and without advance notice and shall provide Buyer, the Servicer and the Administrative Agent with access to its suppliers and customers. Each Originator shall make available to Buyer, the Servicer and the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Originator and each Domestic Subsidiary of such Originator, as the Buyer, the Servicer or the Administrative Agent may request. Each Originator shall deliver any document or instrument necessary for Buyer, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Originator and each Domestic Subsidiary of such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originator and each Domestic Subsidiary of such Originator.

     (c) COMMUNICATION WITH ACCOUNTANTS. Each Originator authorizes Buyer, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information (other than legally privileged information) relating to any Originator (including copies of any issued management letters required to be submitted to the Administrative Agent pursuant to the Related Documents) with respect to the business, financial condition and other affairs of any Originator as they relate to the Transferred Receivables, the Originator Collateral, and any other matters which relate to events, circumstances or facts which the Administrative Agent reasonably believes may result in, constitute or relate to a Material Adverse Effect. Each Originator agrees to render to Buyer, the Servicer and the Administrative Agent at such Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, assist Buyer in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

     (d) COMPLIANCE WITH CREDIT AND COLLECTION POLICIES, TRANSFERRED RECEIVABLES AND CONTRACTS. Each Originator shall comply in all material respects with the Credit and Collection Policies and with the terms of each Transferred Receivable and any Invoice with respect thereto. Each Originator will comply with the terms of each Contract (other than an Invoice) except to the extent that the failure to so comply (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is not reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the Originator Collateral or the interests of Buyer therein (PROVIDED, that a breach of this CLAUSE (ii) shall not constitute a Termination Event so long as the provisions of SECTION 4.04 hereof are complied with with respect thereto).

     (e) ASSIGNMENT. Each Originator agrees that, to the extent permitted under the Purchase Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in SECTION 4.04. Each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in SECTIONS 4.02(O), 4.04, 5.01 and 8.14.

     (f) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. Each Originator shall (and shall cause each of its Domestic Subsidiaries to) perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulation, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Originator shall (and shall cause each of its Domestic Subsidiaries to) continue to pay all governmental fees and all taxes, including without limitation any stamp duty, which may be imposed as a result of the transactions contemplated by this Agreement and the Related Documents.

     (g) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and bylaws, limited liability company agreement and other organizational documents, as applicable;
(iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate, legal and trade names as are set forth in SCHEDULE 4.02(g) or, upon 30 days' prior written notice to Buyer, the Administrative Agent and each Rating Agency, in such other corporate, legal or trade names with respect to which all action requested by Buyer, any

Purchaser or the Administrative Agent pursuant to SECTION 8.13 shall have been taken with respect to the Transferred Receivables. No Originator shall change the type of entity it is, its jurisdiction of incorporation or organization, or its organization number, if any, issued by its state of incorporation or organization, except upon 30 days' prior written notice to Buyer and the Administrative Agent, and with respect to which jurisdiction all action requested by Buyer, any Purchaser or the Administrative Agent pursuant to
SECTION 8.13 shall have been taken with respect to the Transferred Receivables.


     (h) NOTICE OF MATERIAL EVENT. Each Originator shall (and shall cause each of its Domestic Subsidiaries to) promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator or such Domestic Subsidiary proposes to take with respect thereto:

          (i) any Litigation commenced or threatened against any Originator or any such Domestic Subsidiary or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $500,000 in any one instance or $1,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Originator or ERISA Affiliate in connection with any Plan, (D) alleges criminal misconduct by any Originator or any such Domestic Subsidiary, (E) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liability, or (F) could reasonably be expected to have a Material Adverse Effect;

          (ii) the commencement of a case or proceeding by or against any Originator or any such Domestic Subsidiary seeking a decree or order in respect of any Originator or any such Domestic Subsidiary (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, liquidation, insolvency, moratorium, receivership or reorganization law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Originator or any such Domestic Subsidiary or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of any Originator or any such Domestic Subsidiary;

          (iii) the receipt of notice that (A) such Originator or any such Domestic Subsidiary is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of such Originator's or any such Domestic Subsidiary's business is to be, or may be, suspended or revoked, or (C) such Originator or any such Domestic Subsidiary is to cease and desist any practice, procedure or policy employed by such Originator or any such Domestic Subsidiary in the conduct of its business if such cessation may have a Material Adverse Effect;

          (iv) (A) any Adverse Claim made or asserted against any of the Transferred Receivables or Originator Collateral of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Investment Base Certificate or otherwise was not an Eligible Receivable at the time of such designation;

          (v) (A) each infringement or claim of infringement by any other Person of any intellectual property of any Originator and (B) each item of intellectual property necessary to continue its business as then conducted by such Originator which it does not own or have rights to use;

          (vi) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes, assessments or other charges;

          (vii) the establishment of any Plan, Pension Plan, Title IV Plan, Multiemployer Plan, ESOP, Welfare Plan or Retiree Welfare Plan not listed on SCHEDULE 4.01(M); or

          (viii) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

The requirements of this SECTION 4.02(h) shall be satisfied so long as any Originator has provided the notice and details required herein.

     (i) USE OF PROCEEDS. Each Originator shall utilize the proceeds of the Sale Price obtained by it for each Sale made by it hereunder solely for general corporate purposes (including the retirement or repayment of third party debt and loans from or made to Affiliates) and to pay any related expenses payable by such Originator under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

     (j) SEPARATE IDENTITY.

          (i) Each Originator shall, and shall cause each of its Affiliates included in the Parent Group to, maintain corporate records and books of account separate from those of Buyer.

          (ii) The financial statements of each Originator (including the Parent) and its consolidated Subsidiaries shall disclose that (A) Buyer's sole business consists of the purchase of the Receivables from the Originators and the subsequent resale of such Receivables to the Purchasers, (B) Buyer is a separate corporate entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equity holders and (C) the assets of Buyer are not available to pay creditors of the Parent or any other Affiliate of the Parent.

          (iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

          (iv) Each Originator shall, and shall cause each Affiliate included in the Parent Group to, maintain an arm's-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

          (v) Each Originator shall, and shall cause each Affiliate included in the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

          (vi) Each Originator shall, and shall cause each Affiliate included in the Parent Group to, conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Buyer.

          (vii) No Originator shall (and each Originator shall cause each Affiliate included in the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or implicitly representing or suggesting that the Parent or such Affiliate is liable or responsible for the Debts of Buyer or that the assets of any Originator or such Affiliate are available to pay the creditors of Buyer.

          (viii) The operating expenses and liabilities of Buyer shall be paid from Buyer's own funds and not from the funds of any Originator.

          (ix) Each Originator shall at all times have, and cause each Affiliate included in the Parent Group at all times to have, stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

          (x) Each Originator shall, and shall cause each Affiliate included in the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

          (xi) Each Originator shall, and shall cause each Affiliate included in the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Squire, Sanders & Dempsey L.L.P. delivered pursuant to the Schedule of Documents.

     (k) ERISA AND ENVIRONMENTAL NOTICES. Each Originator shall give Buyer and the Administrative Agent prompt written notice of (i) any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA and (ii) any environmental claims against any Originator or any other Domestic Subsidiary of the Parent or any other Originator which, individually could reasonably be expected to exceed $500,000 or in the aggregate could reasonably be expected to exceed $1,000,000.

     (l) PAYMENT, PERFORMANCE AND DISCHARGE OF OBLIGATIONS.

          (i) Subject to SECTION 4.02(l)(ii), each Originator shall (and shall cause each of its Domestic Subsidiaries to) pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

          (ii) Each Originator (and each such Domestic Subsidiary) may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in SECTION 4.02(l)(i); PROVIDED, that (A) adequate reserves with respect to such contest are maintained on the books of such Originator (or such Domestic Subsidiary), in accordance with GAAP,
     (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Originator Collateral may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) Buyer and such Originator (or Domestic Subsidiary, as applicable) have fully considered and reasonably believe that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

     (m) DEPOSIT OF COLLECTIONS. Each Originator shall (and shall cause each of its Domestic Subsidiaries to) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into a Lockbox Account and shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables, and until so deposited all such items or other proceeds shall be held in trust, as trustee, for the benefit of the Buyer and its assigns (including the Administrative Agent and the Purchasers). Neither the Buyer nor the Servicer shall make any deposits into a Lockbox or any Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

     (n) ACCOUNTING CHANGES. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

     (o) ADJUSTMENTS TO SALE PRICE. If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in the calculation of the Sale Price for such Transferred Receivable, the Originator thereof shall make a cash payment to Buyer in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Purchase Agreement.

     (p) BOOKS AND RECORDS. Each Originator shall cause its books and Records to be marked as to clearly distinguish Excluded Receivables from Transferred Receivables.

     (q) PARENT FINANCIAL COVENANTS. The Parent shall comply with any of the financial covenants set forth in ANNEX G to the Purchase Agreement.

     (r) COLLECTIONS AND PROCEEDS OF TRANSFERRED RECEIVABLES. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable reconveyed to it pursuant to SECTION 4.04 hereof are paid or deposited into any Lockbox Account.

     (s) REPORTS AND RECORDS REGARDING TRANSFERRED RECEIVABLES AND RECONVEYED RECEIVABLES. Each Originator hereby agrees that, from and after the Closing Date until the Termination Date, it shall prepare and deliver all reports, statements and records required to be delivered by it hereunder or under any other Related Document so as to clearly distinguish (i) Excluded Receivables from Transferred Receivables and (ii) Transferred Receivables that are subsequently reconveyed to the appropriate Originator pursuant to SECTION 4.04 hereof from Transferred Receivables that are not so reconveyed.

     Section 4.03. NEGATIVE COVENANTS OF THE ORIGINATORS. Each Originator covenants and agrees that, without the prior written consent of Buyer and the Administrative Agent, from and after the Closing Date and until the Termination
Date:

     (a) SALE OF STOCK AND ASSETS. Except for sales of inventory and equipment in the ordinary course of business as permitted by the Senior Debt Facility, no Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including capital Stock, any Transferred Receivable or Invoice with respect thereto, any of its rights with respect to any Lockbox or Lockbox Account or any other Originator Collateral.

     (b) LIENS. No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to (i) its Receivables other than Permitted Seller Encumbrances or (ii) any other Originator Collateral (whether now owned or hereafter acquired) except for the Liens set forth in SCHEDULE 4.03(b) and other Permitted Originator Encumbrances.

     (c) MODIFICATIONS OF RECEIVABLES OR CONTRACTS. No Originator shall (i) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Invoice or other Contract therefor; PROVIDED, that as long as no Incipient Termination Event or Termination Event has occurred and is continuing, (A) any Originator, in its capacity as Servicer or Sub-Servicer, may take such actions as are permitted under the terms of the Purchase Agreement, and (B) any Originator may amend any Contract (other than an Invoice) related to a Transferred Receivable PROVIDED, that such action would not, (1) cause any Transferred Receivable which prior to such amendment did not constitute an Eligible Receivable to be an Eligible Receivable, (2) cause any Transferred Receivable which prior to such amendment constituted an Eligible Receivable to cease to be an Eligible Receivable, (3) cause an Incipient Termination Event or a Termination Event to occur or (4) have a material adverse effect on the value or collectibility of, the interests of the Purchasers in, or the security for, any Transferred Receivable, or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies.

     (d) SALE CHARACTERIZATION. No Originator shall (and will not allow any of its Domestic Subsidiaries to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than as a true sale of its full right, title and ownership interest in such Transferred Receivable to Buyer.

     (e) CAPITAL STRUCTURE AND BUSINESS. No Originator shall (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) make any change in its capital structure as described on SCHEDULE 4.01(h), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (iii) amend, supplement or otherwise modify its certificate or articles of incorporation, bylaws, limited liability company agreement or other organizational documents, as applicable, in a manner that could have or result in a Material Adverse Effect. No Originator shall change its jurisdiction of incorporation or organization or reincorporate or reorganize itself except as permitted by SECTION 4.02(g). No Originator shall engage in any business other than the businesses currently engaged in by the Originators.

     (f) ACTIONS AFFECTING RIGHTS. No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto) except to the extent permitted under
SECTION 4.03(c); or (iii) fail to pay any tax, assessment, charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Sale hereunder, such Originator's right, title or interest therein.

     (g) ERISA. No Originator shall (and shall not cause or permit any ERISA Affiliate or any of its Domestic Subsidiaries to) cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to cause an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

     (h) CHANGE TO CREDIT AND COLLECTION POLICIES. No Originator shall fail to comply with, and no amendment or modification shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Administrative Agent.

     (i) ADVERSE TAX CONSEQUENCES. No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, any Purchaser or holders of the Commercial Paper who are residents of the United States of America to withholding taxation.

     (j) NO PROCEEDINGS. From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper allocable to Buyer with the latest maturity has been indefeasibly paid in full in cash, no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer or Conduit Purchaser any proceeding of the type referred to in SECTIONS 9.01(c) and 9.01(d) of the Purchase Agreement

     (k) COMMINGLING. No Originator shall (and each Originator shall cause each of its Domestic Subsidiaries not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Lockbox Account or the Concentration Account. Further, no Originator shall (and each Originator shall cause each of its Domestic Subsidiaries not to) deposit or permit the deposit of any funds that constitute Collections of Excluded Receivables into any Lockbox Account or the Concentration Account. If such funds are nonetheless deposited into a Lockbox, Lockbox Account or Concentration Account and the Originator so notifies the Applicable Purchaser, such Purchaser shall notify the Administrative Agent to promptly remit any such amounts to the applicable Originator.

     (l) PURCHASE OF RECEIVABLES. No Originator or the Parent shall, directly or indirectly, purchase any accounts receivable from any Person without the express written consent of the Administrative Agent.

     (m) DEBT. No Originator shall (and shall not allow any of its Domestic Subsidiaries to) create, incur, assume or permit to exist any Debt, except (i) Debt of such Person to the Buyer, the Servicer, any Affected Person, any Indemnified Person or any other Person expressly permitted by this Agreement and the Related Documents, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) indorser liabilities in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business and (v) indebtedness that is not prohibited under the terms of the Senior Debt Facility as in effect on the Closing Date.

     (n) MERGERS, SUBSIDIARIES, ETC. No Originator shall (and shall not allow any of its Domestic Subsidiaries to) directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary or (ii) merge with, consolidate with, convey, transfer, lease or otherwise dispose of all (or substantially all) of its assets (whether now owned or hereafter acquired) to, or acquire all (or substantially all) of the assets or capital Stock or other ownership interests of, or otherwise combine with or acquire, any Person (whether in one transaction or in a series of transactions) other than (A) dispositions of accounts receivable and related assets as contemplated by this Agreement and (B) transactions with respect to the Parent, a Subsidiary Originator or any other Domestic Subsidiary of the Parent (excluding in any event the Buyer) which are not prohibited under the terms of the Senior Debt Facility as in effect on the Closing Date.

     Section 4.04. BREACH OF REPRESENTATIONS, WARRANTIES OR COVENANTS. Upon discovery by any Originator or Buyer of any breach of any representation, warranty or covenant described in SECTIONS 4.01, 4.02 or 4.03 (other than a representation, warranty or covenant relating to the absence of Dilution Factors), which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the Originator Collateral or the interests of Buyer therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant may, at any time on any Business Day, or shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from Buyer for cash or (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, in each case in an amount equal to the Billed Amount of such Transferred Receivable MINUS the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor. Notwithstanding the foregoing, if any Transferred Receivable is not paid in full on account of any Dilution Factors, the Originator's repurchase obligation under this SECTION 4.04 with respect to such Transferred Receivable shall be reduced by the amount of any such Dilution Factors taken into account in the calculation of the Sale Price therefor.

                                   ARTICLE V
                                 INDEMNIFICATION

     Section 5.01. INDEMNIFICATION. Without limiting any other rights that Buyer or any of its Stockholders, officers, directors, employees, attorneys, agents or representatives (each, an "ORIGINATOR INDEMNIFIED PERSON") may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Originator Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Originator Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or Originator Collateral or any Contract therefor or the use by such Originator of the Sale Price therefor; PROVIDED, that no Originator shall be liable for any indemnification to an Originator Indemnified Person to the extent that any such Indemnified Amounts result solely from (a) such Originator Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) recourse for uncollectible or uncollected Transferred Receivables due to the lack of creditworthiness of the Obligor or the occurrence of any event of bankruptcy with respect to such Obligor, or (c) any income tax or franchise tax incurred by any Originator Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document. Subject to the exceptions set forth in clauses (a), (b) and (c) of the immediately preceding sentence but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Originator Indemnified Person any and all Indemnified Amounts relating to or resulting from:

          (i) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

          (ii) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Originator Collateral or Contract therefor, or the nonconformity of any Transferred Receivable or Originator Collateral or the Contract therefor with any such applicable law, rule or regulation;

          (iii) the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

          (iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on such Transferred Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Transferred Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Transferred Receivable (if such collection activities were performed by the Originator or any Affiliate acting as the Servicer or a Sub-Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Buyer;

          (v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

          (vi) the commingling of Collections with respect to Transferred Receivables by such Originator at any time with its other funds or the funds of any other Person;

          (vii) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, whether at the time of any such Transfer or at any subsequent time, or Originator Collateral;

          (viii) any failure by any Originator or the Servicer to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable, or Originator Collateral;

          (ix) any failure of a Lockbox Account Bank or a Concentration Account Bank to comply with the terms of the applicable Lockbox Account Agreement;

          (x) any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, or;

          (xi) any claim brought by any Person other than an Originator Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables or Originator Collateral.

NO ORIGINATOR INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                                   ARTICLE VI
                              INTENTIONALLY-OMITTED

                                  ARTICLE VII
                               COLLATERAL SECURITY

     Section 7.01. SECURITY INTEREST. To secure the prompt and complete payment, performance and observance of any and all recourse and indemnity obligations of each Originator to Buyer, including those set forth in SECTIONS 4.02(o), 4.04,
5.01 and 8.14, and to induce Buyer to enter into this Agreement in accordance with the terms and conditions hereof, each Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to Buyer a Lien upon all of such Originator's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Originator (including under any trade names, styles or derivations of such Originator), and whether owned by or consigned by or to, or leased from or to, such Originator, and regardless of where located (all of which being hereinafter collectively referred to as the "ORIGINATOR COLLATERAL"):

     (a) all Transferred Receivables, Invoices therefor and Collections thereon;

     (b) all of the Originator's rights in the merchandise (including returned goods) relating to the Transferred Receivables;

     (c) all of Buyer's credits and balances with the Originator existing at any time;

     (d) all Lockboxes, Lockbox Accounts, the Concentration Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing any Lockbox, Lockbox Account or the Concentration Account;

     (e) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Buyer, the Administrative Agent or any Purchaser or any assignee or agent on behalf of any such person in substitution for or in addition to any of the then existing Originator Collateral;

     (f) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Originator Collateral;

     (g) all Related Documents to which the Originator is a party;

     (h) all other property that may from time to time hereafter be granted and pledged by any Originator or by any Person on its behalf under this Agreement; and

     (i) to the extent not otherwise included, all proceeds (whether constituting accounts, general intangibles, documents, chattel paper, instruments or investment property) of the foregoing and all accessions to, and substitutions and replacements for, each of the foregoing.

     Section 7.02. OTHER COLLATERAL; RIGHTS IN RECEIVABLES. Nothing contained in this ARTICLE VII shall limit the rights of Buyer in and to any other collateral that may have been or may hereafter be granted to Buyer by any Originator or any third party pursuant to any other agreement or the rights of Buyer under any of the Transferred Receivables.

     Section 7.03. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Originator Collateral shall be delivered to and held by or on behalf of the Buyer (and its assigns including the Administrative Agent) and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Buyer (and its assigns including the Administrative Agent). The Buyer (and its assigns including the Administrative Agent) shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Originator Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to any Originator, to transfer to or to register in the name of the Buyer (and its assigns including the Administrative Agent) or its nominee any or all of the Originator Collateral. Each Originator will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with the legend set forth in SECTION 7.07 (a) of the Purchase Agreement, and (B) segregate (from all other receivables then owned or being serviced by such Originator) all Invoices relating to each Receivable.

     Section 7.04. ORIGINATORS REMAIN LIABLE. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable under any and all of the Receivables originated by it, the Contracts therefor and all other Originator Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Buyer shall not have any obligation or liability under any such Receivables, Contracts or Originator Collateral by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Buyer of any payment relating thereto pursuant hereto. The exercise by the Buyer of any of its respective rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables, Contracts or Originator Collateral. The Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable, Contract or Originator Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or Originator Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission on a Business Day prior to 3:00 p.m. (local time) (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 8.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger on a Business Day prior to 3:00 p.m. (local time), all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this SECTION 8.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

                  BUYER:            250 East Fifth Street, Suite 500
                                    Cincinnati, OH 45202

                                    Facsimile: (513) 629-2571

                  PARENT:           250 East Fifth Street, Suite 500
                                    Cincinnati, OH 45202

                                    Attn:  Treasurer

                                    Facsimile: (513) 629-2571

                  with a copy to:   the attention of the General Counsel
                                    at the same address

                  EACH ORIGINATOR:  c/o Eagle-Picher Industries, Inc.
                                    250 East Fifth Street, Suite 500
                                    Cincinnati, OH 45202
                                    Attn:  Treasurer

                                    Facsimile: (513) 629-2571

                  with a copy to:   the attention of the General Counsel
                                    at the same address

PROVIDED, that each such declaration or other communication shall be deemed to have been validly delivered to the Administrative Agent under this Agreement only upon delivery to the Administrative Agent in accordance with the terms of the Purchase Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

     Section 8.02. NO WAIVER; REMEDIES. Buyer's failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver. Buyer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Originator Collateral shall not be required.

     Section 8.03. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each Originator and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer, the Purchasers and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of Buyer, the Purchasers and the Administrative Agent shall be void. Each Originator acknowledges that Buyer may, to the extent permitted in the Purchase Agreement, assign its rights granted hereunder, including the benefit of any indemnities under ARTICLE V and any of its rights in the Originator Collateral granted under
ARTICLE VII . Upon each such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Purchase Agreement, the Purchaser or any assignee thereof may in turn assign such rights. Each Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Purchase Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to the Buyer and the Administrative Agent under the Purchase Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Purchase Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator and Buyer with respect to the transactions contemplated hereby and, except for the Purchasers and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

     Section 8.04. TERMINATION; SURVIVAL OF OBLIGATIONS.

     (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

     (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to Buyer, including those set forth in SECTIONS 4.02(o), 4.04, 5.01 and 8.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; PROVIDED, that the rights and remedies pursuant to SECTIONS 4.02(o), 4.04, the indemnification and payment provisions of ARTICLE V, and the provisions of SECTIONS 4.03(j), 8.12 and 8.14 shall be continuing and shall survive any termination of this Agreement.

     Section 8.05. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in
SECTION 8.06.

     Section 8.06. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto, the Purchasers and the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

     Section 8.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE ORIGINATOR COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS,

COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PARTY'S RECEIPT THEREOF. EACH PARTY HERETO AGREES THAT "RECEIPT" OF ANY SUCH SUMMONS, COMPLAINT OR OTHER SERVICE OF PROCESS MAY BE EVIDENCED, WITHOUT LIMITATION, BY ANY OF THE FOLLOWING: 1) CONFIRMATION OF DELIVERY IN ANY FORM ISSUED BY THE UNITED STATES POSTAL SERVICE, 2) A DELIVERY CONFIRMATION IN THE FORM PROVIDED BY ANY NATIONALLY RECOGNIZED COURIER SERVICE OR 3) A RECEIPT SIGNED BY ANY EMPLOYEE, OFFICER, DIRECTOR OR INDEPENDENT CONTRACTOR OF THE PERSON RECEIVING SUCH NOTICE PHYSICALLY PRESENT AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HERETO. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 8.08. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     Section 8.09. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 8.10. SECTION TITLES. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     Section 8.11. NO SETOFF. Each Originator's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, any Purchaser or the Administrative Agent, all of which rights are hereby expressly waived by such Originator.

     Section 8.12. CONFIDENTIALITY.

     (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Originator Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Originator Indemnified Person.

     (b) Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer and each of the Committed Purchaser and the Conduit Purchaser (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator shall consult with Buyer and each of the Committed Purchaser and the Conduit Purchaser prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

     (c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators and their respective Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party, or Originator Indemnified Person or any Originator and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or any Originator.

     Section 8.13. FURTHER ASSURANCES.

     (a) Each Originator shall, at its sole cost and expense, upon request of Buyer, any Purchaser or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer, any Purchaser or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable or Originator Collateral held by such Originator or in which such Originator has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, (iii) transferring Originator Collateral to Buyer's possession if such Originator Collateral consists of chattel paper or instruments or if a Lien upon such Originator Collateral can be perfected only by possession, or if otherwise requested by Buyer; and (iv) entering into "control agreements" (as defined in the UCC with respect to any Originator Collateral to the extent that a first priority Lien upon such Originator Collateral can be perfected only by control. Each Originator hereby authorizes Buyer, each Purchaser and the Administrative Agent to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Originator Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Originator Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator's receipt thereof and promptly delivered to Buyer.

     (b) If any Originator fails to perform any agreement or obligation under this SECTION 8.13, Buyer, any Purchaser or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer, such Purchaser or the Administrative Agent incurred in connection therewith shall be payable by such Originator upon demand of Buyer, such Purchaser or the Administrative Agent.

     Section 8.14. FEES AND EXPENSES. In addition to its indemnification obligations pursuant to ARTICLE V, each Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of Buyer's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

                         EAGLE-PICHER FUNDING CORPORATION, AS BUYER:


                         By
                             ------------------------------------
                         Name:
                         Title:


ORIGINATORS:

                         EAGLE-PICHER INDUSTRIES, INC.,
                         AS PARENT AND AS AN ORIGINATOR

                         By
                             ------------------------------------
                         Name:
                         Title:

                                  Eagle-Picher
                           Receivables Sale Agreement
                          dated as of January ___, 2002

                        CARPENTER ENTERPRISES LIMITED,
                        AS AN ORIGINATOR

                        By
                          -----------------------------
                        Name:
                        Title:



                        DAISY PARTS, INC.,
                        AS AN ORIGINATOR

                        By
                          -----------------------------
                        Name:
                        Title:


                                  Eagle-Picher
                           Receivables Sale Agreement
                          dated as of January ___, 2002

                        EAGLE-PICHER MINERALS, INC.,

                                           AS AN ORIGINATOR

                        By
                          -----------------------------
                        Name:
                        Title:



                        EAGLE-PICHER TECHNOLOGIES, LLC,
                        AS AN ORIGINATOR

                        By
                          -----------------------------
                        Name:
                        Title:


                                  Eagle-Picher
                           Receivables Sale Agreement
                          dated as of January ___, 2002

                        HILLSDALE TOOL & MANUFACTURING CO.,

                        AS AN ORIGINATOR

                        By
                          -----------------------------
                        Name:
                        Title:


                                  Eagle-Picher
                           Receivables Sale Agreement
                          dated as of January ___, 2002

                                 EXHIBIT 2.01(a)

                                     Form of

                             RECEIVABLES ASSIGNMENT

                  THIS RECEIVABLES ASSIGNMENT (the "RECEIVABLES ASSIGNMENT") is entered into as of January [___], 2002, by and between [Name of Originator] (the "ORIGINATOR") and EAGLE-PICHER FUNDING CORPORATION ("BUYER").

                  1. We refer to that certain Receivables Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT") of even date herewith among the Buyer and the Originators party thereto. All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

                  2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells without recourse, except as provided in Sections 4.02(o) and 4.04 of the Sale Agreement, all of the Originator's right, title and interest in, to and under all of its Receivables (including all Collections, Invoices and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the earliest of (i) the date Administrative Agent has declared the Facility Termination Date to have occurred after the occurrence of a Termination Event or (ii) the Facility Termination Date shall have occurred automatically, in either event in accordance with SECTION 9.01 of the Purchase Agreement.

                  3. Subject to the terms and conditions of the Sale Agreement, the Originator hereby covenants and agrees to sign, sell or contribute, as applicable, execute and deliver, or cause to be signed, sold, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold hereunder or intended to be sold hereunder.

                  4. Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.



                                                                    Eagle-Picher
                                                      Receivables Sale Agreement

                  5. THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

[NAME OF ORIGINATOR]                   EAGLE-PICHER FUNDING CORPORATION


By:                                    By:
   ---------------------------            -----------------------------------
Name:                                  Name:
Title:                                 Title:


                                       2